Exhibit 10.14

Settlement Agreement

Party A (Guaranteed Party)	Softto Smart Brand Management Co., Ltd.

Party B (Mortgagor)	Yuandong Development Co., Ltd.

Party C (Guarantor)	Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd.

Whereas，

Party A and Bank of China Limited (Guangzhou Tianhe Sub-branch) (hereinafter referred to as “Bank of China “) have a financial loan dispute, involving a principal amount of RMB 49,990,000 and corresponding interest, penalties, compound interest, etc. (the specific amount shall be determined by Bank of China’s claim or the court’s judgment).

Party B hereby provides a mortgage guarantee for the loan from Party A to Bank of China using the real estate property located at Unit 1302 (duplex), No. 19 Mingyue 1st Road, Guangzhou Avenue Middle, Yuexiu District, Guangzhou City (Property Ownership Guangzhou City Real Estate Ownership Certificate No. 00272240) in the name of Party B.

Party C provides a maximum guarantee for the loan from Party A to the Bank.

Now, Party A, Party B, and Party C, after reaching a consensus through negotiation, have entered into the following agreement:

Article 1: Repayment Obligation

Party B and Party C confirm that all debts incurred by Party A in connection with the financial loan dispute with the Bank of China (including but not limited to principal, interest, penalty interest, compound interest, and expenses incurred in exercising rights of enforcement, etc.) shall be jointly and severally borne by Party B and Party C. Party A shall not be liable for any repayment or compensation.

Party B and Party C undertake that, within 10 working days from the date of signing this agreement, they shall negotiate a repayment plan with the Bank of China and fully repay all debts as of the actual repayment date, (including but not limited to the principal of RMB 49,990,000 , interest of RMB 391,797.03, penalty interest of RMB 1,405,022.44 yuan, compound interest of RMB 10,908.87 yuan and any additional penalties, interest, compound interest, etc. incurred from June 18, 2025, until the actual date of repayment).

Article 2 : Disposal of Collateral

Party B agrees that if Party B and Party C fail to repay the debt as agreed, the Bank of China has the right to dispose of the mortgaged property (Property Ownership Guangzhou City Real Estate Ownership Certificate No. 00272240) in accordance with the law, and the proceeds shall be prioritized for the repayment of the Bank of China’s debt.

Party C agrees that if the proceeds from the disposal of the mortgaged property are insufficient to cover the entire debt, Party C shall assume joint and several liability for the remaining debt with all its assets.

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Article 3: Exemption of Party A

Party B and Party C acknowledge that all obligations of Party A under this Agreement have been transferred to Party B and Party C, and Party A shall no longer be liable to the Bank of China or any third party for any obligations.

If Party B or Party C fails to timely settle the debt, resulting in Party A being pursued by the Bank of China or suffering other losses, Party B and Party C shall jointly and severally bear all compensation responsibilities to Party A (including but not limited to litigation expenses, attorney fees, etc.).

Article 4：Dispute Resolution

In the event of any dispute arising from the performance of this Agreement, the three parties shall first attempt to resolve the dispute through friendly negotiations. If negotiations fail, any party may bring the matter before the people’s court with jurisdiction over the place of the Party A’s registered office.

Article 5 ：Other Provisions

This agreement shall take effect upon the signature of all parties.

This document is executed in three original copies, each party holds one original copy, which shall have the same legal effect.

(No main text follows, signed and sealed)

Party A (stamp) : Softto Smart Brand Management Co., Ltd.

Legal Representative/Authorized Signatory:

Date: 14th July, 2025

Party B (stamp) : Yuandong Development Co., Ltd.

Legal Representative/Authorized Signatory:

Date: 14th July, 2025

Party C (stamp) : Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd.

Legal Representative/Authorized Signatory:

Date: 14th July, 2025

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